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                                                                       EXHIBIT 1





                        3,910,000 Shares of Common Stock



                           BRIGHAM EXPLORATION COMPANY



                             UNDERWRITING AGREEMENT



                                         , 1998



BEAR, STEARNS & CO. INC.
DAIN RAUSCHER WESSELS
HOWARD, WEIL, LABOUISSE,
    FRIEDRICHS INCORPORATED
         As Representatives of the
         several Underwriters named in
         Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y. 10167

Dear Sirs:

         Brigham Exploration Company, a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of 3,400,000 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock"). In addition, for the sole purpose of covering over-allotments in connection with the sale


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of the Firm Shares, the undersigned selling stockholders of the Company named in
Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters, at the option of the Underwriters, up to an additional 510,000 shares of Common Stock (the "Additional Shares"). The respective amounts of the Firm Shares to be so purchased by the Underwriters are set forth opposite their names in Schedule I hereto. The number of Additional Shares to be sold by each Selling Stockholder is set forth opposite its name in Schedule II hereto. The Firm Shares and any Additional Shares purchased by the Underwriters are herein referred to as the "Shares."

         The Shares are more fully described in the Registration Statement referred to hereafter.

         1. Representations and Warranties of the Company and the Selling Stockholders.

                  (a) The Company and each of the Selling Stockholders jointly and severally represent and warrant to, and agree with, the Underwriters that:

                  (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-53873), for the registration of the Shares under the Securities Act of 1933 (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), and any additional related registration statement filed pursuant to Rule 462(b) of the Act, is herein called the "Registration Statement," and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

                  (ii) At the time of effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the

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         Regulations and do not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated or by or on behalf of any Selling Stockholder insofar as it relates to such Selling Stockholder, in each case expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

                  (iii) Price Waterhouse LLP, which has certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants with regard to the Company as required by the Act and the Regulations.

                  (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its Subsidiaries taken as a whole, except for liabilities or

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         obligations which are reflected in the Registration Statement and the
         Prospectus. Except as disclosed in or contemplated by the Prospectus, since the date of the last audited financial statements included in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company. This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to the terms of any agreement, instrument, franchise, license or permit to which the Company or any of its Subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the organizational documents of the Company or any of its Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. The Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.


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                  (vii)  All of the outstanding shares of Common Stock,
         including all shares to be sold by the Selling Stockholders, are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (viii) Each of the Company and its corporate subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company's subsidiaries that is a limited partnership has been duly formed and is validly existing as a limited partnership under the laws of the state of its formation. Each of the Company's subsidiaries that is a limited liability company has been duly formed and is validly existing as a limited liability company under the laws of the state of its formation. (The corporate subsidiaries, partnership subsidiaries and limited liability company subsidiaries are hereinafter sometimes referred to as "Subsidiaries.") Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of each corporate subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, directly or through its Subsidiaries, free from liens, encumbrances, claims, security interests, restrictions on transfer, stockholders' agreement, voting trust and any other defects of title. All of the partnership interests of each partnership subsidiary of the Company have been duly and validly authorized and issued in accordance with the

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         terms of the governing partnership agreement and are owned by the
         Company, directly or through its Subsidiaries, free from liens, encumbrances, claims, security interests, restrictions on transfer, voting trusts or similar agreements, and any other defect of title. All of the membership interests of each limited liability company subsidiary of the Company have been duly and validly authorized and issued in accordance with the terms of the governing limited liability company agreement (or regulations) and are owned by the Company, directly or through its Subsidiaries, free from liens, encumbrances, claims, security interests, restrictions on transfer, voting trusts or similar agreements, and any other defect of title, with the exception of (i) Quest Resources, L.L.C., in which the Company holds a 99.55% interest in all profits and losses and General Atlantic Partners III, L.P. holds a 0.45% interest and (ii) Venture Acquisition, L.P., in which Quest Resources, L.L.C. shares profits and losses with RIMCO Energy, Inc., RIMCO Production Company, Inc., RIMCO Exploration Partners, L.P. I and RIMCO Exploration Partners, L.P. II.

                  (ix) Except as described in or contemplated by the Prospectus, there are no outstanding securities of the Company or any Subsidiary convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of Common Stock of the Company or shares of capital stock, partnership interests or membership interests of any Subsidiary, respectively, and there are no outstanding options, warrants, or rights of any character obligating the Company or any Subsidiary to issue any shares of its capital stock, any partnership interests or any membership interests, as applicable, or any securities convertible or exchangeable or evidencing the right to purchase or subscribe therefor; and except as described in the Prospectus, no holder of securities of the Company or any Subsidiary or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares.

                  (x) Except as disclosed in the Prospectus, the Company and its Subsidiaries have good and marketable title to all the producing oil and gas properties described as being owned by them in the Prospectus, free and clear of any liens, encumbrances, equities, or claims of any nature, except for the liens for taxes not yet due, liens, claims and encumbrances under gas sales contracts, operating agreements, geophysical exploration agreements, farm-out and farm-in agreements, participation agreements, unitization and pooling agreements, and such other agreements as are customarily found in connection with comparable exploration, drilling, producing and marketing operations, or in connection with the acquisition of properties, and other liens, claims, contracts, encumbrances and title defects that are, singly and in the aggregate, not material in amount and do not materially

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         interfere with the Company's or such Subsidiary's use and enjoyment of its oil and gas properties.

                  (xi) The written engineering reports prepared by Cawley, Gillespie & Associates, Inc. ("Cawley, Gillespie"), an oil and gas engineering consulting firm, as of December 31, 1997, setting forth the engineering values attributed to the oil and gas properties of the Company and its Subsidiaries accurately reflect in all material respects the ownership interests of the Company and its Subsidiaries in the properties therein as of December 31, 1997, except as otherwise disclosed in the Prospectus. The information furnished to Cawley, Gillespie upon which Cawley, Gillespie based its reports was, at the time of delivery thereof, complete and accurate in all material respects. No facts have arisen of which the Company has knowledge that might cause a reasonable person to believe that any of the information supplied to Cawley, Gillespie was incorrect or incomplete in any material respect.

                  (xii) Except as disclosed in the Prospectus, the Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for such certificates, authorities or permits the failure of which to obtain would not have a material adverse effect on the Company or any of its Subsidiaries taken as a whole, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (xiii) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (xiv) The Company and its Subsidiaries own, possess or license adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of termination of any license or notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole.


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                  (xv)    Except as disclosed in the Prospectus, neither the
         Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (xvi) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its Subsidiaries which might result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

                  (xvii) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                  (xviii) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement, the financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant

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         effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (xix) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

                  (xx) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

                  (xxi) The Common Stock is quoted and the Shares have been approved for quotation on the Nasdaq National Market ("NASDAQ").

                  (xxii) The Company has obtained and delivered to you before the date hereof the written agreements of each of its directors and officers and General Atlantic Partners, L.L.C. and Resource Investors Management Company that, for a period of 90 days after the date of the final Prospectus filed with the Commission pursuant to Rule 424(b), such persons will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of the Common Stock or securities convertible into or exchangeable or exercisable for any shares of the Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of Bear, Stearns & Co. Inc.

                  (xxiii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

                  (xxiv) There are no outstanding options, warrants, or rights of any character obligating the Company to issue any shares of Common Stock that are currently exercisable or will become exercisable within 90 days of the Closing Date or any Additional Closing Date.


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                  (b)   Each Selling Stockholder represents and warrants to, and
agrees with, the several Underwriters that:

                  (i) Such Selling Stockholder has (i) caused a certificate or certificates for the number of Additional Shares to be sold by such Selling Stockholder hereunder to be delivered to Brigham Exploration Company (the "Custodian"), endorsed in blank or with blank stock powers duly executed, with signatures appropriately guaranteed, such certificate or certificates to be held in escrow by Brigham Exploration Company, in accordance with the terms of a custodian agreement, for delivery pursuant to the provisions hereof on the Closing Date, and
         (ii) granted an irrevocable power of attorney to Ben M. Brigham, Anne
         L. Brigham and Craig M. Fleming, or any of them, as such Selling Stockholder's attorney-in-fact (each, an "Attorney-In-Fact") in the form heretofore delivered to you (the custodian agreements, together with the irrevocable powers of attorney, executed by all Selling Stockholders being hereinafter collectively referred to as the "Custodian Agreement").

                  (ii) The execution, delivery and performance of this Agreement and the Custodian Agreement by or on behalf of such Selling Stockholder and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in the breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any agreement, instrument, franchise, license or permit to which such Selling Stockholder is a party or by which such Selling Stockholder or any of such Selling Stockholder's property or assets may be bound, or
         (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or such Selling Stockholder's properties or assets.

                  (iii) Such Selling Stockholder has, and at the time of delivery of the Shares to be sold by such Selling Stockholder such Selling Stockholder will have, full legal right, power, authority and capacity, and, except as required under the Act and state securities and Blue Sky Laws, all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, as are required for the execution, delivery and performance of this Agreement and the Custodian Agreement and the consummation of the transactions contemplated hereby and thereby,

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         including the sale, assignment, transfer and delivery of the Shares to be sold, assigned, transferred and delivered by such Selling Stockholder hereunder.

                  (iv) Each of this Agreement and the Custodian Agreement has been duly and validly authorized, executed and delivered by such Selling Stockholder and is a valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by applicable federal or state securities laws or the public policy underlying such laws.

                  (v) Such Selling Stockholder has good, valid and marketable title to the Shares to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, stockholders' agreements, voting trusts and other defects in title whatsoever, with full power to deliver such Shares hereunder, and, upon the delivery of and payment for such Shares as herein contemplated, each of the Underwriters will receive good, valid and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, stockholders agreements, voting trusts and other defects in title whatsoever.

                  (vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which has constituted or which was designed to constitute or which might be reasonably expected to cause or result in stabilization or manipulation of the price of the shares of Common Stock.

                  (vii) When the Registration Statement shall become effective, when any amendment to the Registration Statement becomes effective, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any amendment of or supplement to the Prospectus is filed with the Commission and at the Closing Date, such parts of the Registration Statement and the Prospectus and any amendments thereof and supplements thereto as relate to such Selling Stockholder and are based upon information furnished in writing to the Company by or on behalf of such Selling Stockholder expressly for use therein will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and when any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such parts of such preliminary prospectus and any amendments thereof and

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         supplements thereto as relate to such Selling Stockholder and are based on information furnished in writing to the Company by or on behalf of such Selling Stockholder expressly for use therein did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (viii) The sale of the Shares by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company which is not set forth in the Registration Statement. The information pertaining to the Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects. If there is any change in such information with respect to the Selling Stockholder, the Selling Stockholder will immediately notify you of such change.

                  2.     Purchase, Sale and Delivery of the Shares.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price of $______ per share, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto, in each case plus any additional number of Shares that the Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                  (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas, or such other place as shall be agreed upon by you and the Company, at 9:00 A.M., Dallas, Texas time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless such time and date are postponed in accordance with the provisions of Section 9 hereof) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Shares), or at such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Delivery of the certificates for the Firm Shares shall be made to you for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price for the Firm Shares by wire transfer of federal (same day) funds, to the account(s) designated by the Company.

                  (c) Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                  (d) In addition, the Selling Stockholders hereby grant to the several Underwriters the option to purchase up to 510,000 Additional Shares at the same purchase price per share to be paid by the several Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the several Underwriters. The maximum number of Additional Shares to be sold by each Selling Stockholder is set forth opposite its name on Schedule II hereto. This option may be exercised at any time in whole or in part on or before the thirtieth day following the effective date of the Registration Statement, by written notice by you to the Company and the Custodian. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (each such date and time being herein sometimes referred to as an "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the tenth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). If the option is exercised in part, the respective number of Additional Shares to be sold by each Selling Stockholder listed on Schedule II hereto shall be on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule II hereto, in each case as adjusted by you in such manner as to avoid fractional shares. Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company and the Custodian will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 3,400,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

         Payment for the Additional Shares shall be made by wire transfer of federal (same day) funds, to the accounts designated by the Company and the Custodian, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters at the offices of Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas, or such other place as shall be agreed upon by you and the Company.

                  (e) Certificates in negotiable form for the total number of the Additional Shares that may be sold hereunder by each Selling Stockholder have been placed in escrow with the Company as Custodian pursuant to the Custodian Agreement executed by each Selling Stockholder for delivery of all Additional Shares to be sold hereunder by such Selling Stockholder. Each Selling Stockholder specifically agrees that the Additional Shares represented by the certificates held in custody for the Selling Stockholder under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholder for such escrow are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminable by any act or deed of the Selling Stockholder (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If the Underwriters exercise their option, in whole or in part, to acquire any or all of the Additional Shares and any such event should occur prior to the delivery to the Underwriters of the Additional Shares hereunder, certificates for the Additional Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

                  (f) If on the Additional Closing Date, a Selling Stockholder fails to sell the Additional Shares that such Selling Stockholder has agreed to sell on such date as set forth in Schedule II hereto, the Company agrees that it will sell or arrange for the sale of the number of shares of Common Stock to the Underwriters that represents the Additional Shares which such Selling Stockholder has failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives. In no event shall this Section be construed to excuse the Selling Stockholder from the full performance of its obligations under this Agreement.

                  3. Offering. Upon your authorization of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms set forth in the Prospectus. To the extent, if at all, that any Additional Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  4.  Covenants of the Company and the Selling Stockholders.

                  (a) The Company covenants and agrees with the several Underwriters that:

                  (i) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule

         434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                  The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                  (ii) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (iii) The Company will promptly deliver to you four signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the several Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request. The Prospectus shall be furnished on or prior to 3:00 P.M., New York time, on the second business day following the later of the execution and delivery of this Agreement or the effective time of the Registration Statement.

                  (iv) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof, except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (v) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                  (vi) During the period of 90 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers and directors, all of which are listed on Schedule III hereto, and General Atlantic Partners, L.L.C. and Resource Investors Management Company, not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder, and the Company's issuance of Common Stock upon the exercise of presently outstanding stock options.

                  (vii) During the period of three years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

                  (viii) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                  (ix) The Company agrees that it will not accelerate the vesting or exercisability of any options, warrants, or rights of any character obligating the Company to issue any shares of Common Stock so that any such options, warrants, or rights shall become exercisable within 90 days of the Closing Date or any Additional Closing Date.

                  (b) Each Selling Stockholder covenants and agrees with the several Underwriters that:

                  (i) During a period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without your prior written consent, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), except for sales to the Underwriters as provided in this Agreement.

                  (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, such Selling Stockholder shall deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

                  (iii) Such Selling Stockholder shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company, and other than as permitted by the Act, the Selling Stockholder shall not distribute any prospectus or other offering material in connection with the offering of the Shares.

                  5. Payment of Expense. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all reasonable costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, and the Agreement Among Underwriters) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, (iii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iv) the qualification of the Shares under state or foreign securities or Blue Sky Laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (v) quotation of the Shares on the NASDAQ,
(vi) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vii) the cost of printing certificates representing the Shares, and (viii) the cost and charges of any transfer agent or registrar.

                  6. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (or in the case of the Additional Shares as of the Additional Closing Date), to the absence from any certificates, opinions, written statements or letters furnished to you or to Vinson & Elkins L.L.P. ("Underwriters' Counsel") pursuant to this Section 6 of any material misstatement or omission, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement, including any related registration statement filed pursuant to Rule 462(b) under the Act, shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date and Additional Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) At the Closing Date and each Additional Closing Date, you shall have received the opinion of Thompson & Knight, a Professional Corporation, counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                           (i) Each of the Company and its Subsidiaries has been
                  duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries has all requisite power and authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each corporate subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and, to such counsel's knowledge, was not issued in violation of, and is free of, preemptive rights and is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title whatsoever. All of the partnership interests of each partnership subsidiary of the Company have been duly and validly authorized and issued in accordance with the terms of the governing partnership agreement, and, to such counsel's knowledge, are owned by the Company, directly or through its Subsidiaries, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, voting agreement, voting trust or other defect of title whatsoever. All of the membership interests of each limited liability company subsidiary of the Company have been duly and validly authorized and issued in accordance with the terms of the governing limited liability company agreement (or regulations), and, to such counsel's knowledge, are owned by the Company, directly or through its Subsidiaries, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, voting agreement, voting trust or other defect of title whatsoever, with the exception of (i) Quest Resources, L.L.C., in which the Company holds a 99.55% interest in all profits and losses and General Atlantic Partners III, L.P. holds a 0.45% interest and (ii) Venture Acquisition, L.P., in which Quest Resources, L.L.C. shares profits and losses with RIMCO Energy, Inc., RIMCO Production Company, Inc.,

         RIMCO Exploration Partners, L.P. I and RIMCO Exploration Partners, L.P. II.

                           (ii) The Company has authorized capital stock as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered by the Company on the Closing Date or Additional Closing Date, as the case may be, have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. Each of the Underwriters will receive good, valid and marketable title to the Firm Shares and the Additional Shares being sold by the Company hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, stockholders' agreements, voting trusts and other defects of title whatsoever. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus under the caption "Description of Capital Stock," and, assuming the certificates for the Common Stock are in the form filed with the Commission, are in due and proper form and comply with the requirements of Delaware law, the Company's certificate of incorporation and by-laws, and the requirements of the NASDAQ.

                           (iii) Except as described in or contemplated by the
                  Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company or any Subsidiary convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of Common Stock of the Company or shares of capital stock, partnership interests or membership interests of any Subsidiary, respectively, and there are no outstanding options, warrants, or rights of any character obligating the Company or any Subsidiary to issue any shares of its capital stock, any partnership interests or any membership interests, as applicable, or any securities convertible or exchangeable or evidencing the right to purchase or subscribe therefor; and except as described in the Prospectus, to the knowledge of counsel, no holder of securities of the Company or any Subsidiary or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares.

                           (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                           (v) To such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its Subsidiaries, which, if resolved against the Company or such Subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                           (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) to such counsel's knowledge, conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the organizational documents of the Company or any of its Subsidiaries, or, to the knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets. To such counsel's knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under foreign securities laws or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                           (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial and petroleum engineering data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                           (viii) The Registration Statement is effective under
                  the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, and all filings required by Rule 424(b) of the Regulations have been made.

                           (ix) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; and all rights to require registration of any securities under that agreement have been waived with respect to the offering contemplated hereby and for 90 days after the date of the public offering of the Shares.

                           (x) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed, and no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date or Additional Closing Date, as the case may be, as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date or the Additional Closing

                  Date, as the case may be, as of the date of such amendment or supplement) contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and petroleum engineering data included therein).

                           (xi) The Common Stock is quoted and the Shares have been approved for quotation on the NASDAQ.

                           (xii) Based on current law, the holding periods for
                  the holders of the Company's unregistered securities for purposes of Rule 144 of the Act are as stated under the caption "Shares Eligible for Future Sale" in the Prospectus.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions, (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its Subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                  (c) At the Closing Date you shall have received the favorable opinions of Thompson & Knight, P.C., counsel for the Selling Stockholders, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, with respect to each Selling Stockholder, to the effect that:

                           (i) Each of this Agreement and the Custodian Agreement has been duly and validly authorized, executed and delivered by or on behalf of that Selling Stockholder. The Custodian Agreement is a valid and binding obligation of that Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.

                           (ii) To the knowledge of such counsel, each Selling Stockholder has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all courts and all public, governmental or regulatory agencies and bodies as are required for the execution, delivery and performance of this Agreement and the Custodian Agreement and the consummation of the transactions contemplated hereby and thereby except for (A) such as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (B) such as have been made or obtained under the Act.

                           (iii) Upon the delivery of and payment for the Additional Securities as contemplated hereby, each of the Underwriters who has acquired Additional Securities from the Selling Stockholder in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code will acquire the Additional Securities being sold by each Selling Stockholder on the Closing Date, free of any adverse claim. The owner of such Additional Securities, if other than the Selling Stockholder, is precluded from asserting against the Underwriters the ineffectiveness of any authorized endorsement or instruction, assuming the Underwriters purchased such Additional Securities for value in good faith and without notice of any adverse claim.

                           (iv) The execution, delivery and performance of this Agreement and the Custodian Agreement by that Selling Stockholder and the consummation of the transactions contemplated hereby and thereby will not violate or conflict with, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over any of that Selling Stockholder or any of its properties or assets.

                           (v) The statements in the Prospectus under the caption "Principal and Selling Stockholders," insofar as such statements relate to the Selling Stockholders, fairly present the information called for with respect to such matters.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders, provided that copies of any such Statements or certificates shall be delivered to Underwriters' Counsel. The opinions of such counsel for the Selling Stockholders shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                  (d) At the Closing Date and Additional Closing Date, you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date or Additional Closing Date, as the case may be, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date or Additional Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 1 hereof are accurate,
         (iii) as of the Closing Date or the Additional Closing Date, as the case may be, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed, and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company and its Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (B) there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

                  (e) At the Closing Date, you shall have received a certificate executed by or on behalf of each Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder set forth in Section 1 hereof are accurate, and that as of the Closing Date, the obligations of such Selling Stockholder to be performed hereunder on or prior thereto have been duly performed.

                  (f) At the time this Agreement is executed and at the Closing Date (and Additional Closing Date), you shall have received a letter, from Price Waterhouse LLP, independent accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date or Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent accountants with respect to the Partnership and Company within the meaning of the Act and the Regulations; (ii) stating that, in their opinion, the financial statements of the Partnership and the Company audited by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations with respect to registration statements on Form S-1; (iii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the minutes of meetings of the management committee of the Partnership subsequent to December 31, 1997 and of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its Subsidiaries and the committees of such boards subsequent to December 31, 1997 as set forth in the minutes books through a specified date not more than five business days prior to the date of delivery of such letter, inquiries of officers and other employees of the Company and its Subsidiaries who have responsibility for financial and accounting matters of the Company and its Subsidiaries with respect to transactions and events subsequent to December 31, 1997 to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to December 31, 1997, there were, as of a specified date not more than five days prior to the date of such letter, any changes in long-term indebtedness of the Partnership or the Company or any decrease, excluding net losses, of the Partnership or the Company, partners' capital, capital stock of the Company, or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet of the Partnership or the Company, as applicable, included in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter, or (B) that during the period from January 1, 1998 to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (iv) they have read the unaudited pro forma financial statements included in the Registration Statement and inquired of officials of the Company about the basis for their determination of the pro forma adjustments, and whether the unaudited pro forma financial statements included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X; (v) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements;
         (vi) on the basis of the review referred to in (iv) and (v) above, nothing came to their attention that caused them to believe that the unaudited pro forma financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and (vii) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Partnership and the Company and its Subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, and they (Price Waterhouse LLP) are willing to perform to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its Subsidiaries which are subject to the internal controls of the Company's accounting system, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter.

                  (g) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters, as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (h) You shall have received from each person who is a director or officer of the Company, all of whom are listed on Schedule III hereto, and from General Atlantic Partners, L.L.C. and Resource Investors Management Company, an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 90 days after the date of the Prospectus.

                  (i) At the Closing Date, the Common Stock is quoted and the Shares have been approved for quotation on the NASDAQ.

                  (j) At the time of execution of this Agreement, the Closing Date and the Additional Closing Date, you shall have received a letter of Cawley, Gillespie, dated respectively the date hereof, the Closing Date or the Additional Closing Date, substantially in the forms heretofore approved by the Representatives.

                  (k) Prior to the Closing Date and the Additional Closing Date, the Company and the Selling Stockholders shall have furnished to you such further information, certificates and documents as you may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing, or by telephone, telex or telegraph, confirmed in writing.

                  7.     Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof (including any registration statement filed pursuant to Rule 462(b)), or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you, in each case expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                  (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof (including any registration statement filed pursuant to Rule 462(b)), or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the Selling Stockholders will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you, in each case expressly for use therein. Notwithstanding any other provision of this Agreement, the aggregate liability of any

         Selling Stockholder pursuant to all provisions of this Agreement shall be limited to an amount equal to the aggregate public offering price of the shares sold by such Selling Stockholder, less commissions received by the Underwriters. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have including under this Agreement.

                  Notwithstanding the foregoing, the Underwriters agree that, in the case of any loss, liability, claim, damage or expense for which they may claim indemnification hereunder, they will first make demand for indemnification from the Company, and will not seek to enforce any right or remedy granted under this Section 7 against the Selling Stockholders, unless and until (i) the Underwriters shall have delivered a written demand for indemnification hereunder to the Company and (ii) the Company shall have failed to observe or comply in all materials respects with any of its obligations hereunder in respect of such loss, liability, claim, damage or expense for a period of at least 30 days following the delivery of such written demand. In the event that the Company and the Selling Stockholders shall have failed to comply with their obligations in respect of any loss, liability, claim, damage or expense, the Underwriters further agree that (x) they will not commence any legal proceeding against the Selling Stockholders to recover such loss, claim, damage, liability or expenses unless, prior to or concurrently therewith, they shall have commenced a legal proceeding against the Company to recover the same, (y) they will diligently and in good faith prosecute any such legal proceeding against the Company for as long as the Selling Stockholders are a party thereto, and (z) in the event that judgments are entered in favor of the Underwriters against both the Company and the Selling Stockholders in any such legal proceeding, (1) during the period of 15 days following the date on which the judgment against the Company becomes final and is not subject to appeal, the Underwriters will take commercially reasonable steps to enforce the judgment entered against the Company and will not seek to enforce the judgment entered against the Selling Stockholders, and (2) after the expiration of such period, the Underwriters may seek to enforce the judgment entered against the Selling Stockholders, but will continue to take commercially reasonable steps to enforce the judgment entered against the Company for so long as they are seeking to enforce the judgment entered against the Selling Stockholders.

                  (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred

         (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no event shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page and in the [THIRD, FIFTH AND NINTH] paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the Company and the Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all the Underwriters and their controlling persons, which firm shall be designated in writing by Bear, Stearns & Co. Inc. and that the reasonable fees and expenses of such counsel shall be reimbursed as they are incurred), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or
         Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or
         (b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall neither (a) have reimbursed such indemnified party in accordance with such request for fees and expenses of counsel prior to the date of such settlement nor (b) no later than ten days prior to such settlement being entered into, have both given written notice to such indemnified party of the amount of such fees and expenses that it believes are unreasonable and the basis (which must be reasonable) for that view and reimbursed such indemnified party for all other such fees and expenses.

                  (f) The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder(s) with respect to indemnification.

                  8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7(a) and (b) hereof is for any reason held to be unavailable from the Company or any Selling Stockholder or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and any Selling Stockholder any contribution received by the Company or such Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholders and (z) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus (and as each such amount may be similarly determined to give effect to the sale of the Additional Shares, if any). The relative fault of the Company, the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The Company and each Selling Stockholder shall be jointly and severally liable for the amounts to be contributed by any of them pursuant to the provisions of this Section 8. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Stockholder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.

         The obligations of the Selling Stockholders to contribute to this
Section 8 shall be subject to the limitation contained in paragraph 7(b) above with respect to the maximum aggregate liability of the Selling Stockholders under or in connection with this Agreement.

                  9.  Default by an Underwriter.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of shares of Firm Shares or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in
         Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                  (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this
         Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholders with respect thereto (except in each case as provided in Sections 5, 7(a) and (b) and 8 hereof) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other several Underwriters, the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

                  (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable.

         The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

                  10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Selling Stockholders and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any Selling Stockholder or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the several Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement including pursuant to Sections 9 or 11 hereof.

                  11. Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective upon the later of
         (i) when you and the Company shall have received notification of the effectiveness of the Registration Statement, or (ii) the execution of this Agreement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you and the Selling Stockholders or by you by notifying the Company and the Attorney-in-Fact. Notwithstanding the foregoing, the provisions of this
         Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                  (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York Stock Exchange or on the NASDAQ generally or with respect to securities of the Company shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or on the NASDAQ by order of the New York Stock Exchange or the NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) if a moratorium in foreign exchange trading by major international banks or persons has been declared; or (E) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States; or (F) if there shall have been such change in the market for the Company's securities or securities in general or in political, financial or economic conditions, if the effect of any such event as in your judgment makes it inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Sections 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the several Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof, the Company agrees subject to demand by you, to reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the several Underwriters in connection herewith.

                  12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co., 245 Park Avenue, New York, N.Y. 10167, Attention: David F. Huff; if sent to the Company or any Selling Stockholder, shall be mailed, delivered, or telegraphed and confirmed in writing, in the case of the Company, to the Company, to 6300 Bridge Point Parkway, Building 2, Suite 500, Austin, Texas 78730, Attention: Ben M. Brigham, and, in the case of any Selling Stockholder, to 6300 Bridge Point Parkway, Building 2, Suite 500, Austin, Texas 78730.

                  13. Parties. You represent that you are authorized to act on behalf of the several Underwriters named in Schedule I hereto, and the Company and the Selling Stockholders shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Underwriters when the same shall have been given by you on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Selling Stockholders and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflict of law.

                  15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  16. Jurisdiction of Disputes. The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  If the foregoing correctly sets forth the understanding among you, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                               Very truly yours,

                                               THE COMPANY:

                                               BRIGHAM EXPLORATION COMPANY, a
                                               Delaware corporation

                                               By:
                                                  -----------------------------
                                                        Ben M. Brigham,
                                                        President

                                               SELLING STOCKHOLDERS:

                                               GENERAL ATLANTIC PARTNERS, L.L.C.

                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------


                                               RESOURCE INVESTORS MANAGEMENT
                                               COMPANY

                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------


Accepted as of the date first above written.

BEAR, STEARNS & CO. INC.,
DAIN RAUSCHER WESSELS
HOWARD, WEIL, LABOUISSE,
    FRIEDRICHS INCORPORATED

BY BEAR, STEARNS & CO. INC.



By
  ------------------------------------

On behalf of themselves and the other several
Underwriters named in Schedule I hereto.

                                   SCHEDULE I



                                                                                     Number of Firm
                                                                                      Shares to be
Name of Underwriter                                                                     Purchased
--------------------                    -------------------------                    --------------
Bear, Stearns & Co. Inc
Dain Rauscher Wessels
Howard, Weil, Labouisse, Friedrichs Incorporated


Total....................................................                               3,400,000

                                   SCHEDULE II


                       Additional Shares to be sold by the
                      Company and the Selling Stockholders


                                                                                            Percentage of
                                              Number of Additional                            Additional
                                               Shares to be Sold                          Shares to be Sold
                                               -----------------                          ------------------

General Atlantic Partners, L.L.C.
Resource Investors Management
  Company

                                  SCHEDULE III

                           Lockup List of Stockholders

Ben M. Brigham
Anne L. Brigham
Jon L. Glass
Craig M. Fleming
David T. Brigham
A. Lance Langford
Karen E. Lynch
Harold D. Carter
Alexis M. Cranberg
Gary J. Milavec
Stephen P. Reynolds
General Atlantic Partners, L.L.C.
Resource Investors Management Company